UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 19, 2026

Datavault AI Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38608	30-1135279
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square, 2005 Market Street, Suite 2400, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

(408)-627-4716

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DVLT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Datavault AI Inc. (the “Company”), DVLT Merger Sub LLC, a wholly owned subsidiary of the Company (“Merger Sub”), and WDT, LLC, a Wyoming limited liability company (“WDT”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated August 19, 2026. WDT is the parent company of Wyoming Deposit & Transfer Corp., d/b/a BankWyse (“BankWyse”), a Wyoming special purpose depository institution ("SPDI") charter holder. Pursuant to the provisions of the Merger Agreement, on the closing date (the “Closing Date”), (i) WDT will merge with and into Merger Sub (the “Merger”), the separate corporate existence of WDT will cease and Merger Sub will continue as the surviving company and a wholly owned subsidiary of the Company, and (ii) the Company will pay to WDT equity holders aggregate consideration valued at approximately $22.0 million, consisting of approximately $14.66 million in shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and $7.34 million in cash, subject to adjustment as set forth in the Merger Agreement.

The Merger Agreement also provides for contingent additional consideration of up to $10.0 million. Subject to the terms and conditions of the Merger Agreement, the Company will be required to pay (i) $5.0 million, payable 50% in cash and 50% in shares of Common Stock, upon BankWyse obtaining regulatory authorization to commence customer-facing operations under its Wyoming SPDI charter, and (ii) an additional $5.0 million, payable 50% in cash and 50% in shares of Common Stock, upon the achievement of specified revenue targets.

The Merger Agreement provides that Public Company will pay up to $3.0 million of specified Closing Liabilities (as defined in the Merger Agreement) of WDT and its subsidiaries at or prior to the Closing Date and will assume up to $3.5 million of specified Assumed Liabilities (as defined in the Merger Agreement), which are required to be paid within ninety (90) days following the Closing Date.

Pursuant to the Merger Agreement, the Company has also agreed to provide an aggregate of $35.0 million of funding to BankWyse to support capitalization, regulatory compliance, operational readiness and related purposes. The funding includes $5.0 million to be funded on the Closing Date and an additional $30.0 million to be funded following the Closing Date in accordance with a funding schedule set forth in the Merger Agreement.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the equity holders of WDT, each issued and outstanding unit of membership interests of WDT (the “WDT Membership Interests”), other than any units of WDT Membership Interests held in the treasury of WDT, will be converted into the right to receive (i) a number of shares of Common Stock equal to the Exchange Ratio (as defined in the Merger Agreement), and (ii) an amount in cash equal to $7,340,000 divided by the Merger Partner Fully Diluted Share Number (as defined in the Merger Agreement).

The Merger Agreement also provides for post-closing governance arrangements pursuant to which certain existing WDT and BankWyse managers, directors and officers will continue in their respective roles, and the Company will have the right to designate two additional managers of the surviving company and two additional directors of BankWyse following receipt of applicable regulatory approvals.

The Merger Agreement contains representations and warranties from both the Company and Merger Sub, on the one hand, and WDT, on the other hand, customary for a transaction of this nature. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of WDT, BankWyse and the Company between the date of the Merger Agreement and Effective Time. The completion of the Merger will also be subject to closing conditions, customary for a transaction of this nature, including the receipt of the approval, consent or written non-objection of the Wyoming Division of Banking with respect to the change of control of BankWyse contemplated by the Merger. WDT will be subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to, and continue or participate in discussions and engage in negotiations with, third parties regarding any alternative acquisition proposals, subject to a customary “fiduciary out” provision that allows WDT, under certain specified circumstances and subject to other terms and conditions in the Merger Agreement, to provide information to, and continue or participate in discussions and engage in negotiations with, third parties with respect to an alternative acquisition proposal if the board of managers of WDT (the “WDT Board”) (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative acquisition proposal either constitutes a superior proposal or is reasonably likely to lead to a superior proposal, and the WDT Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such actions could reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law.

Pursuant to the Merger Agreement, the Company has agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (or, if the Company is not then eligible to use Form S-3, on Form S-1) (the “Resale Registration Statement”), within five (5) business days following the Closing Date, covering the resale of the shares of Common Stock issued as merger consideration pursuant to the Merger Agreement. The Company shall use its commercially reasonable efforts to cause the Resale Registration Statement to be declared effective by the SEC as promptly as practicable after filing, and in no event later than the earlier of (i) sixty (60) calendar days following the Closing Date (or ninety (90) calendar days if the SEC reviews the Resale Registration Statement), and (ii) the fifth (5th) business day after the Company is notified by the SEC that the Resale Registration Statement will not be reviewed or is no longer subject to further review. The Merger Agreement also provides for additional registration rights with respect to the remaining merger consideration shares and any earn-out shares that may become issuable pursuant to the Merger Agreement.

The Merger Agreement contains customary termination rights for both the Company and Merger Sub, on the one hand, and WDT, on the other hand, including, among others, for failure to consummate the Merger by September 30, 2026, subject to extension in certain circumstances described in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The shares of Common Stock issuable as merger consideration have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The securities will be issued in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act, and Rule 506 promulgated under Regulation D of the Securities Act.

Item 8.01 Other Events.

On August 19, 2026, the Company issued a press release (the “Press Release”) announcing the signing of the Merger Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of August 19, 2026, by and among Datavault AI Inc., DVLT Merger Sub LLC and WDT, LLC
99.1	Press Release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2026	DATAVAULT AI INC.

	By:	/s/ Nathaniel Bradley
		Name:	Nathaniel Bradley
		Title:	Chief Executive Officer